Fourth Quarter 2021 Earnings Conference Call Bill Rogers – CEO Daryl Bible – CFO January 18, 2022

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) Truist’s ability to generate positive operating leverage in future periods, (ii) Truist’s effective income tax rate in future periods, (iii) Truist’s ability to increase diversity in senior leadership roles going forward, (iv) new digital capabilities to be offered by Truist and the timing for making such capabilities available, (v) future levels of insurance revenue and net income, total revenue, adjusted noninterest expense, net charge-off ratio, and net interest margin, (vi) the timing for completion of Truist’s merger integration and conversion activities and the future benefits of such activities, (vii) projected amounts of merger-related and restructuring charges and incremental operating expenses related to the merger and the timing for elimination of such charges and expenses, (viii) the amount of expense savings to be realized from the merger and the timing of such realization, including through reductions in third party spend and non-branch facilities, branch closures, decreases in personnel and technology integrations, (ix) Truist’s expectations for its CET1 ratio and share repurchases, (x) anticipated capital deployment in future periods, (xi) the effects of interest rate changes on Truist’s net interest income, (xii) Truist’s medium-term performance targets with respect to return on tangible common equity and efficiency ratio, (xiii) the impacts of purchase accounting accretion and amortization of intangibles in future periods, and (xiv) projections of future dividends. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2020 and in Truist's subsequent filings with the Securities and Exchange Commission: • risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust, including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger; • expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust; • deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated; • the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, decreased demand for certain types of loans, and increases in the allowance for credit losses; a resurgence of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets; • Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral; • changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity; • inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion, which could damage Truist’s reputation; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance; • regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on profitability; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time; • general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key personnel, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated in the increased work-from-home environment caused by the COVID-19 pandemic as job markets may be less constrained by physical geography; • fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non- GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Efficiency Ratio - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Pre-Provision Net Revenue - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess the quality of capital and returns relative to balance sheet risk. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. Adjusted Diluted EPS - The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Performance Ratios - The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders’ equity, and adjusted return on average tangible common shareholders’ equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger- related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. Selected items affecting results are included on slide 7.

4

Living our purpose

Inspire and build better lives and communities

Community Impact, Financial Inclusion, and Education

- 113% of prorated goal for the $60 billion 3 year 2020-2022 Community Benefits Plan commitment[1]
- Truist Community Capital committed nearly $1.7 billion[2] to support nearly 10K units of affordable housing, 3K+ new jobs, and 100K+ people served in LMI communities
- $8 million commitment to the Mayor's Racial Equity initiative in Charlotte, NC, Truist HQ

Responsible Business and Ethical Conduct

- Truist's industry-leading Child Tax Credit initiative drove growth in savings for clients in LMI communities from May-Dec. (9% savings, 15% IRA balance growth)
- Expanded Operation HOPE financial coaching to 600 branches

Technology and Client Service

- Successfully completed latest merger conversion milestone, transitioning hBB&T clients to the Truist technology ecosystem (Oct. '21)
- Welcomed teammates to the Innovation & Technology Center (ITC) at Truist's headquarters, with an external grand opening targeted for 1H22
- As of Dec. 31, nearly 9 million (~95%) Truist Retail, Wealth, and Small Business clients eligible to utilize the new Truist digital platforms
- Launched new Truist Digital Commerce platform offering Truist-branded products in a goal-based, mobile-optimized experience

Human Capital and DEI

- Achieved commitment to increase ethnically diverse representation in senior leadership roles 1 year early; currently at 15.1% and expect more progress
- $100 million investment to help launch Sterling Capital ETF which employs investment strategies from diverse-owned asset managers
- Implemented onsite, remote, and hybrid workstyles for teammates as part of flexible work strategy

ESG and Environmental Sustainability

- Launched inaugural TCFD report
- CDP climate score increased from a C to a B
- Joined Partnership for Carbon Accounting Financials (PCAF)
- Named to JUST Capital's "JUST 100" list of "America's Most JUST Companies"

1 As of 11/30/21
2 Full year 2021, includes debt and equity

TRUIST

5

Financial Results

7 Selected items affecting 4Q21 results Item ($ MM, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Merger-related and restructuring charges ($212) ($163) ($0.12) Incremental operating expenses related to the merger ($215) ($165) ($0.12) See non-GAAP reconciliations in the appendix Diluted EPS impact for individual items may not foot to difference between GAAP diluted and adjusted diluted EPS due to rounding

4Q21 performance highlights

Summary Income Statement ($ MM)

	4Q21	Change vs. 3Q21	Change vs. 4Q20
GAAP / Unadjusted			
Revenue	$5,590	(0.6)%	(1.6)%
Expense	$3,700	(2.5)%	(3.5)%
PPNR	$1,890	3.2%	2.4%
Provision for credit losses	$(103)	NM	NM
Net income available to common	$1,524	(5.7)%	24.1%
Diluted EPS	$1.13	(5.8)%	25.6%
ROTCE	18.9%	(40) bps	390 bps
Efficiency ratio	66.5%	(130) bps	(130) bps
Adjusted			
Revenue	$5,590	(0.6)%	(1.6)%
Expense	$3,131	(3.9)%	(1.4)%
PPNR	$2,459	3.8%	(1.8)%
Net income available to common	$1,852	(3.4)%	15.5%
Diluted EPS	$1.38	(2.8)%	16.9%
ROTCE	22.6%	—	360 bps
Efficiency ratio	56.0%	(190) bps	10 bps

Commentary

Earnings and profitability

- Strong overall financial results: $1.9 billion of adjusted net income ($1.38 per share) and 22.6% adjusted ROTCE
  - Sequential and YoY trends primarily impacted by changes in loan loss provision
- 3% sequential positive operating leverage (on an adjusted basis)
  - Relatively stable revenue combined with 3.9% adjusted expense reduction
- Asset quality remains excellent: 25 bps NCO

Significant capital deployment

- Strong organic loan growth (up 1.9%, ex. PPP, end-of-period)
- Completed acquisition of Service Finance in December
- Repurchased $500 million common stock
- CET1 was 9.6%

Merger integration

- Completed part 1 of core bank conversion (heritage BB&T clients to Truist ecosystem) in October
- Digital migration ~95% complete
- On track for core bank conversion in February

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix

TRUIST

8

2021 performance highlights

Summary Income Statement ($ MM)

	2021	2020	Change
GAAP / Unadjusted			
Revenue	$22,404	$22,830	(1.9)%
Expense	$15,116	$14,897	1.5%
PPNR	$7,288	$7,933	(8.1)%
Provision for credit losses	$(813)	$2,335	NM
Net income available to common	$6,033	$4,184	44.2%
Diluted EPS	$4.47	$3.08	45.1%
ROTCE	18.4%	13.4%	500 bps
Efficiency ratio	67.8%	65.6%	220 bps
Adjusted			
Revenue	$22,367	$22,428	(0.3)%
Expense	$12,687	$12,533	1.2%
PPNR	$9,680	$9,895	(2.2)%
Net income available to common	$7,457	$5,163	44.4%
Diluted EPS	$5.53	$3.80	45.5%
ROTCE	22.0%	15.9%	610 bps
Efficiency ratio	56.7%	55.9%	80 bps

Commentary

Earnings and profitability

- Strong overall financial results: $7.5 billion of adjusted net income ($5.53 per share) and 22.0% adjusted ROTCE
  - EPS growth of 46%, reflects $3.1 billion lower loan loss provision expense due to significantly improved economic environment
- Diverse business model (fees ex. securities gains +10%) and disciplined expense management (adjusted expenses up 1.2%) help to offset 6.0% decline in net interest income
- Excellent asset quality: NCO ratio declined from 36 bps to 24 bps

Significant capital deployment

- Revised CET1 target from 10.0% to 9.75%
- Completed acquisitions of Constellation and Service Finance
- Increased dividend 7% in 3Q21
- Total capital deployment (including impact of acquisitions) of 115%

Merger integration

- Completed 18 major integration milestones across wealth, mortgage, and core bank
- Introduced 'Digital Straddle', patent-pending approach that de-linked front-end conversion from back-end
  - As a result, digital migration ~95% complete
- Significant preparation for core bank conversion (our largest) in February 2022

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix

TRUIST

9

Digital First migration

Truist Migration Waves

2Q21

Truist digital experience pilot

- 12K teammate digital pilot
- Select group of Retail and Small Business clients migrated in June
- Introduced Truist Insights to heritage BB&T clients

3Q21

Client migration waves to Truist experience begins

- ~7 million Truist clients migrated to the Truist digital experience across Retail, Wealth, and Small Business

4Q21

Completion of BB&T migration

- ~9 million Retail, Business, and Wealth digital clients have successfully migrated to Truist Digital
- 55% of migrated clients are beginning to use the new digital platform

2,000 new
features across Truist Retail, Wealth, Business, and Commercial

13% increase
in digital OSAT (August – December)

4.5 stars
Apple App Store

4.3 stars
Google Play Store

1Q22

Truist core conversion



Globex Corporation
$15,349,928.27
Commercial Credit Cards
Commercial Loan
Commercial Line of Credit

Truist OneView

- Complete SunTrust consumer client migration
- SunTrust SunView commercial client migration to Truist OneView*

*BBTView clients will migrate to Truist OneView in 2H22; ~20K clients

TRUIST

10

Digital acceleration

Digital Lending Growth[1]


3.4K
23%
4.3K
2020
2021

Mobile App Users[2]


3.9MM
3%
4.0MM
2020
2021

Mobile Check Deposits (Transactions)


21MM
13%
23MM
2020
2021

Zelle Transactions


35MM
50%
53MM
2020
2021

New Truist platform will support clients across the continuum (including Retail, Wealth, Business, and Corporate/Commercial) with relevant differentiation for each client segment


9:41
Globex Corporation
$15,349,928.27
Collected
$9,200,234.56
Closing Ledger
$1,204,498.56
View All Accounts (14)
Commercial Credit Cards
Signature Corporate Card Credit Card
$199.56
View All Accounts (14)
Commercial Loan
Payment Amount
$3,918.69
Principal
$1,370,191.69
View All Accounts (14)
Commercial Line of Credit

OneView dashboard

Truist's One View Corporate Banking solution brings a comprehensive suite of Treasury Management and lending solutions together in a single experience that reduces the time needed to perform daily cash and financial management tasks

Companion Mobile App: view your financial positions and execute key transactions on the go, including payment and transfer approvals and user administration

Comprehensive Dashboard: delivers a tailored experience based on the user's entitlements and other personalization features such as choosing your home page

Granular User Management: dictate and control what individual users can see and do in One View across a wide variety of applications

Security Processes: bank with confidence that your information and transactions are protected with two factor authentication, including an authenticator app for maximum security

TRUIST

1 Lending includes HELOC, personal loans, physician loans, and small business loans. Data points represent number of loans.
2 Active users reflect clients that have logged in using the mobile app over the prior 90 days; clients using mobile app at both organizations were counted only once.

11

Average loans & leases HFI

5-Quarter Trend



$302.9
$124.6
$178.3
4.13%
3.63%
4Q20
$294.7
$120.9
$173.8
4.11%
3.65%
1Q21
$288.6
$118.0
$170.5
4.03%
3.61%
2Q21
$286.2
$120.4
$165.8
3.92%
3.58%
3Q21
0.8% ex. PPP
$286.3
$121.8
$164.5
3.81%
3.49%
4Q21
Commercial LHFI ($ B)
Consumer & Card LHFI ($ B)
Loans HFI yield (%)
Loans HFI yield ex. PAA (%)

Full Year



$309.0
$127.3
$181.7
4.35%
3.76%
2020
(5.5%)
(7.2%)
$288.9
$120.3
$168.6
3.97%
3.57%
2021

vs. Prior Quarter

- Average loans stable; ex. PPP, average loans up 0.8%
  - C&I, ex. PPP, up 1.4% due to broad-based growth across most businesses
  - Residential mortgage increased 4.0% due to slower prepay speeds and continued purchases of correspondent production
  - Consumer and card, ex. mortgage, down 0.5% due to continued declines in government guaranteed student loan portfolio
  - CRE / commercial construction down 3.5%
- EOP loans, ex. PPP, up a strong 1.9%
  - C&I, ex. PPP, up 4.8%
- PPP loans were $2.1 billion at 12/31 and $2.7 billion for average 4Q21 *(see appendix for more detail)*

vs. Year-over-Year

- Average loans down 5.5%; ex. PPP, down 2.5% primarily driven by significant levels of system-wide liquidity
  - C&I, ex. PPP, down 0.5%
  - CRE / commercial construction down 12%
  - Consumer and card, ex. mortgage, down 1.5% driven by student and home equity, partially offset by growth in LightStream, Sheffield, and Auto
  - Residential mortgage down 3.4% given significant prepayment activity throughout 2021

vs. Prior Year

- Average loans down 6.5%; ex. PPP, down 6.1%
  - Similar drivers as 4Q20 vs. 4Q21 comparison

TRUIST

12

13 $363.3 $398.4 0.22% 0.04% 2020 2021 Average deposits $375.3 $383.2 $396.3 $402.7 $411.0 0.07% 0.05% 0.04% 0.03% 0.03% Total deposits ($ B) Total deposit cost (%) 4Q20 1Q21 2Q21 3Q21 4Q21 5-Quarter Trend vs. Prior Quarter Full Year vs. Year-over-Year vs. Prior Year – Average deposits increased $8.2 billion, or 2.0%, primarily due to ongoing impacts of government stimulus and seasonal impact of public funds ◦ Noninterest-bearing deposits increased 3.4% ◦ Interest checking increased 2.5% – Total deposit cost was 3 bps – Average deposits increased $36 billion, or 10%, due to ongoing impacts of government stimulus – Average deposits up 10% – Total deposit cost declined 18 bps 10%

14 Net interest income & net interest margin 5-Quarter Trend vs. Prior Quarter Full Year vs. Year-over-Year vs. Prior Year $3,394 $3,313 $3,273 $3,261 $3,267 3.08% 3.01% 2.88% 2.81% 2.76% 2.72% 2.69% 2.60% 2.58% 2.55% Net interest income TE ($ MM) Reported NIM (%) Core NIM (%) 4Q20 1Q21 2Q21 3Q21 4Q21 $13,951 $13,114 3.22% 2.86% 2.79% 2.60% 2020 2021 – Net interest income increased slightly primarily due to growth in the securities portfolio, as a result of ongoing strong deposit growth, offsetting the decline in PAA and PPP – NIM declined 5 bps ◦ PAA contributed 2 bps ◦ Core NIM declined 3 bps driven by lower PPP and higher levels of liquidity – Net interest income declined 3.7% due to lower PAA and 5.5% decline in loans; partially offset by a 50% increase in securities portfolio as a result of strong deposit growth – NIM declined 32 bps ◦ PAA contributed 15 bps ◦ Core NIM declined 17 bps due to higher levels of liquidity and the ongoing impact of the lower rate environment – Net interest income declined 6.0% and NIM decreased 36 bps due to aforementioned factors impacting 4Q21 vs. 4Q20

Interest rate sensitivity

Balanced approach to managing interest rate risk provides enhanced current earnings while also maintaining significant upside to higher rates

Year 1 Net Interest Income Sensitivity[1]



2.5%
2.3%
5.0%
3.9%
9.8%
5.2%
Up 25
Up 50
Up 100
Ramp
Shock

Commentary

- 5.2% asset sensitivity in +100 bps ramp
  - ~75% of asset sensitivity from short-end of the curve
- 1 Fed Hike (short-end only, 25% beta) is worth 6 bps to NIM (all else equal)
- Other relevant data points
  - ~52% of loans are floating rate (net of hedges)
  - Minimal current contribution from in-the-money floors

TRUIST

1 Market rate increase or decrease scenarios assume either (1) a ramped, parallel 25 basis point change per quarter in market interest rates or (2) instantaneous change. Also assumes that market rates floor at 1 basis point.

15

Noninterest income

5-Quarter Trend



$2,285
40.4%
$2,197
40.1%
$2,405
42.6%
$2,365
42.2%
$2,323
41.7%
4Q20
1Q21
2Q21
3Q21
4Q21
Noninterest income ($ MM)
Fee income ratio (%)

Full Year



$8,879
39.1%
10% ex. sec. gains
4.6%
$9,290
41.7%
2020
2021

vs. Prior Quarter

- Noninterest income declined $42 million, or 1.8%
- Ex. impact of NQDCP, fee income was stable
  - Investment banking & trading up $61 million due to higher syndicated finance, structured real estate, and M&A fees
  - Residential mortgage down $20 million due to volume and margins
  - Insurance income increased $21 million due to seasonality
  - Other income, ex. impact of NQDCP, declined $70 million primarily due to lower SBIC gains and loss on Visa derivative

vs. Year-over-Year

- Noninterest income increased 1.7%, or $38 million
- Insurance income increased $121 million, or 22%, due to acquisitions and strong 11% organic growth
- Investment banking & trading increased $23 million, or 6.5% due to higher syndicated finance and M&A fees, partially offset by lower trading income
- Card, payment, and service charges up 6.0% due to continued economic recovery
- Residential mortgage income declined $34 million as lower production income (lower volume/margins) was partially offset by higher servicing income (slower prepays)
- Other income, ex. NQDCP, declined $28 million due to loss on Visa derivative

vs. Prior Year

- Diverse business mix, firing on multiple cylinders, due to ongoing investments results in strong 10% fee income growth (excluding securities gains)
- Insurance, investment banking, and wealth up nearly **$1 billion**
  - Insurance income up 20%
  - Investment banking & trading up 43%
  - Wealth management income up 9%
- Card, payment, and service charges up 8.6% due to continued economic recovery
- Residential mortgage income declined $445 million, or 45%, due to lower production income (lower volumes & margins), partially offset by higher servicing income

TRUIST

16

Noninterest expense

5-Quarter Trend ($ MM)



$3,833
$172
$487
$3,174
67.8%
55.9%
4Q20
3,610
$36
$144
$316
$3,117
65.8%
56.9%
1Q21
$4,011
$200
$142
$487
$3,182
71.0%
56.1%
2Q21
$3,795
$30
$145
$363
$3,257
67.8%
57.9%
3Q21
$3,700
$143
$427
$3,131
66.5%
56.0%
4Q21
Adjusted noninterest expense
Other significant items
Merger-related & restructuring costs[1]
GAAP efficiency ratio
Amortization
Adjusted efficiency ratio

Full Year ($ MM)



$14,897
$285
$685
$1,394
$12,533
65.6%
55.9%
2020
1.2%
$15,116
$266
$574
$1,593
$12,687
67.8%
56.7%
2021

vs. Prior Quarter

- Noninterest expense declined $95 million, or 2.5%
  - 4Q21 included $427 million of merger-related and restructuring costs[1] compared to $363 million of similar costs in the prior quarter, driven by system conversions and data center migrations
- Adjusted noninterest expense was $3.1 billion, down $126 million, or 3.9%
  - Primarily driven by $109 million decline in adjusted personnel expense[2] as a result of lower salaries, lower medical claims, lower incentive costs, and changes in NQDCP
  - Equipment expense and marketing costs declined $56 million from elevated 3Q levels
  - Partially offset by ~$25 million higher operating losses (other expense)

vs. Year-over-Year

- Adjusted noninterest expense declined $43 million, or 1.4%
  - Adjusted personnel expense[2] down $24 million as lower FTEs partially offset by higher performance-driven incentive expenses
  - Occupancy expense down $21 million, or 10%, due to ongoing real estate rationalization

vs. Prior Year

- GAAP expenses increased $219 million, or 1.5%
  - Merger-related and restructuring costs[1] were $1.6 billion in 2021 compared to $1.4 billion in 2020
- Strong expense control: adjusted expenses increased 1.2%
  - $140 million, or 16%, reduction in net occupancy costs
  - Adjusted personnel expense[2] increased 6.2% primarily due to incentives associated with 10% fee income growth, partially offset by cost saving programs
    - Excluding acquisitions, FTEs down ~3,000, or 5.5%

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes incremental operating expenses related to the merger

TRUIST

17

18 Asset quality 4.5x 9.0x 8.8x $421Net Charge-Offs Provision Nonperforming Loans / LHFI ALLL $205 $238 $142 $135 $182 0.27% 0.33% 0.20% 0.19% 0.25% NCO NCO ratio 4Q20 1Q21 2Q21 3Q21 4Q21 $1,119 $697 0.36% 0.24% 2020 2021 $177 $48 4Q20 1Q21 2Q21 3Q21 4Q21 $2,335 $(813) 2020 2021 0.44% 0.40% 0.37% 0.38% 0.38% 4Q20 1Q21 2Q21 3Q21 4Q21 $5,835 $5,662 $5,121 $4,702 $4,435 1.95% 1.94% 1.79% 1.65% 1.53% ALLL ALLL ratio ALLL / NCO 4Q20 1Q21 2Q21 3Q21 4Q21 Strong credit performance: 25 bps of NCO (slightly higher than 3Q given seasonally higher consumer losses and lower commercial recoveries) Provision benefit reflects continued improving economic outlook ALLL ratio declined 12 bps (coverage remains very strong) Asset quality remains excellent, reflecting our prudent risk culture, diverse portfolio, improving economic conditions, and the ongoing effects of government stimulus Leading indicators (NPL, early stage delinquencies) remain strong $(434) $(324) $(103) 7.2X 5.9X 9.0X 8.8X 6.1X

19 Capital and liquidity position Commentary Capital and liquidity position 10.0% 10.1% 9.6% Common Equity Tier 1 Tier 1 Total 4Q20 3Q21 4Q21 Current quarter regulatory capital information is preliminary 12.1% 14.5% 11.9% 113% 114% 114% $81.0 $85.8 $86.7 LCR HQLA ($ B) 4Q20 3Q21 4Q21 13.9% 13.9% Capital position – CET1 ratio was 9.6%, down 50 bps from 9/30 ◦ Decline driven by Service Finance acquisition, strong loan growth, and $500 million share repurchase – Dividend of $0.48 per share – Overall, continue to maintain a very strong capital position, particularly in the context of risk and profitability profile Liquidity position – Average LCR for 4Q21 was 114% – Loan-to-deposit ratio of 70% 11.3% 13.2%

Merger Integration Update

Shifting from integrating to operating

Core bank conversion in February 2022

Integration milestones successfully completed

- Truist Securities conversion
- Wealth brokerage platform conversion
- Testing protocols for core bank conversion
- Wealth trust platform conversion
- Migrated teammates to the Truist retail mortgage origination ecosystem
- Converted heritage BB&T retail and commercial clients to Truist ecosystem
- Integrated industry-leading commercial lending platform
- Opened Innovation & Technology Center

Integration milestones remaining


Launch Truist digital online banking and mobile experience


Convert heritage SunTrust clients to Truist ecosystem


Retail branch consolidation (800+ cumulative closures by 1Q22)

Progress achieved to date

TRUIST

21

Committed to achieving net cost saves

Cost saves

Third Party Spend

Targeting 10% reduction in sourceable spend

Achieved through:
1Q21–9.3%
2Q21–10.3%
3Q21–11.2%
4Q21–11.5%

Retail Banking

Targeting 800+ total closures by 1Q22

Cumulative closures through:
1Q21–374
2Q21–374
3Q21–413
4Q21–414

Non-Branch Facilities

Targeting approximately 5MM+ net sq. ft. reductions

Cumulative closures through:
1Q21–3.5MM
2Q21–3.8MM
3Q21–4.3MM
4Q21–4.6MM

Personnel[1]

Avg. FTEs decreased by approximately 12% at 4Q21

Includes normal attrition and reductions in force

Technology

Driven by integration efforts, applications, hardware, and staff rationalization; savings anticipated post conversion / decommissioning process (2H22)

Investments

Digital Innovation

Includes Lightstream expansion, Truist Digital, and agile teams

Marketing / Branding

Includes digital marketing, hyper-personalization, and CRM capabilities and teams

Talent / Benefits

Includes pension, revenue producers in fee businesses (e.g. CIB, wealth, and insurance), and positive impacts from Truist job structure framework

Technology Platforms

Includes best of both technology, modernization, and cyber build out

TRUIST

1 Reflects normal attrition and reductions in force from 1Q19 proforma through 4Q21, excluding FTE increases from acquisitions

22

23 Cost saves progress 4Q20 annualized $640MM 40% of net cost saves 4Q21 annualized $1,040MM 65% of net cost saves 4Q22 annualized $1,600MM 100% of net cost saves $3,131 $2,940 Adjusted NIE Variable compensation related to higher fee revenue and improved performance relative to 2019 NQDCP NIE - acquisitions since 2019 Core NIE Adjusted NIE excludes selected items referenced in the attached appendix NQDCP substantially offset in noninterest income Variable compensation related to higher fee revenue and improved performance is relative to one quarter of 2019 annual pro forma levels 4Q21 Core Noninterest Expense ($ MM) On track Net Expense Savings Progress ($148) $6 ($49)

24 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong ESG progress – 7th largest U.S. commercial bank – Comprehensive and diverse business mix with distinct capabilities in insurance, investment banking, digital / point-of- sale lending, and advice / industry expertise ◦ Significant revenue synergy potential – Strong market shares in high growth footprint (South / Mid-Atlantic) with select national businesses – Building a better technology foundation with ‘best of breed’ approach – Obsess over enhanced client experience to drive client acquisition – Enabling convenient commerce – Fit-for-purpose approach (build, buy, partner) ◦ Increased usage of open banking, APIs, and Truist Ventures – Targeting strong growth and profitability (with lower volatility) ◦ Continued confidence in achieving $1.6 billion of net cost savings ◦ ROATCE: Low 20s ◦ ER: Low 50s – Disciplined risk and financial management; focus on diversity – Strong risk adjusted capital position

25 Conclusion Solid performance in 2021... $4,480 $5,460 2020 2021 Diverse Business Model Insurance, Investment Banking, & Wealth ($ MM) 0.36% 0.24% 2020 2021 Strong Risk Management NCO / Loans ...Well Positioned for 2022 – Finalize the merger ◦ February conversion ◦ Eliminate merger-related charges and incremental operating expenses related to the merger by year-end ◦ Achieve cost saves objectives – Shift from integrating to operating (executional excellence & growth) ◦ Good momentum from 4Q21 heading into 2022 (loans, deposits, fees, expense) ◦ Significant benefit from becoming One Truist (systems, digital, brand) in 2022 – Positive operating leverage 22% 33% Capital deployment ratio includes dividends, share repurchases, and acquisitions Adjusted EPS $3.80 $5.53 2020 2021 GAAP $3.08 GAAP $4.47 Capital Deployment Ratio 77% 115% 2020 2021 46% 49%

Appendix

Consumer Banking & Wealth

Represents performance for Retail Community Banking, Wealth, Mortgage Banking, Dealer Retail Services, and National Consumer Finance & Payments

Metrics

Income statement ($ MM)	4Q21	Linked Qtr. Change	Like Qtr. Change	Full Year 2021	Full Year Change
Net interest income	$1,978	($53)	($206)	$8,237	($533)
Provision for credit losses	59	64	(57)	150	(853)
Noninterest income	992	(36)	(5)	3,865	(206)
Noninterest expense	1,950	21	(5)	7,725	(131)
Segment net income	734	(135)	(114)	3,235	192
Balance Sheet ($ B)					
Average loans[1]	$133.5	$0.7	($4.6)	$132.6	($6.8)
Average deposits	249.2	5.8	24.7	241.2	25.2
Other Key Metrics					
Mortgages serviced for others ($ B)[2]	$196.0	($2.1)	$7.7		
Wealth management AUM ($ B)[2]	210.7	7.0	27.6		
Branches	2,517	(1)	(264)		

Full Year Commentary

- Full year segment net income of $3.2 billion, up $0.2 billion YoY
- Decline in net interest income driven by lower average loans, reduced purchase accounting accretion income, and lower funding credit for deposits
- Loan YoY balance decline primarily driven by residential mortgage due to consistently high prepayment rates and renewal capacity constraints in the first half of the year, but grew from the linked quarter
  - Growth in indirect auto, LightStream, and Sheffield partially offset by declines in other portfolios
- Deposits grew 12% YoY due to ongoing COVID-19 and government stimulus impact, as well as improved organic production
- Provision for credit losses improved significantly in 2021 due to an improved economic environment
- Fee income down 5% YoY due in large part to a decline in mortgage related income, partially offset by strong performance in wealth and card related income
  - Mortgage banking income down 44%, primarily due to combination of decline in gain on sale margins and lower volumes, partially offset by higher mortgage servicing income
  - Card and payment related fees up 14% due to ongoing economic recovery
  - Wealth management income up 9% due to favorable market performance and positive net asset flows
    - AUM up 15% at year-end 2021 vs. 2020
- Expense control initiatives drove a 2% reduction in YoY expenses despite an increase in operating losses
  - Branch count down 10% YoY due to MOE consolidations

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

TRUIST

A-1

Corporate & Commercial Banking

Represents performance for Commercial Community Banking, Corporate & Investment Banking, and CRE & Grandbridge

Metrics

Income Statement ($ MM)	4Q21	Linked Qtr. Change	Like Qtr. Change	Full Year 2021	Full Year Change
Net interest income	$1,145	($32)	($144)	$4,767	($421)
Provision for credit losses	(183)	81	(243)	(881)	(2,185)
Noninterest income	790	37	2	3,043	572
Noninterest expense	814	(6)	(22)	3,251	(196)
Segment net income	1,024	(50)	102	4,261	1,939
Balance Sheet ($ B)					
Average loans[(1)]	$149.9	($0.4)	($11.9)	$153.4	($13.5)
Average deposits	155.1	3.3	12.5	149.8	12.8

Full Year Commentary

- Net income of $4.3 billion increased $1.9 billion, or 84% YoY, driven by improvements in provision expense and strong fee performance
- NII of $4.8 billion decreased $0.4 billion as a result of lower purchase accounting accretion, lower deposit spreads, and a decline in loan balances partially offset by higher PPP revenues
- Noninterest income of $3.0 billion increased a strong $0.6 billion, or 23%
  - Investment banking & trading increased 40% reflecting strong market conditions, improving IRM revenue, and ongoing investments to attract and retain top talent within CIB
  - Increased trading income due to improvement in CVA/DVA valuations
  - Additional strong fee growth across lending, treasury service related fees as well as revenue growth tied to SBIC investments
- Total expenses of $3.3 billion down $0.2 billion given a focus on efficiencies
- Average loans declined 8%, reflecting lower revolver utilization, lower dealer floor plan levels, and lower PPP
- Average deposits increased 9% reflecting strong client liquidity

(1) Excludes loans held for sale

TRUIST

A-2

Insurance Holdings

Represents performance for Retail and Wholesale Insurance businesses and Premium Finance

Metrics

Income statement ($ MM)	4Q21	Linked Qtr. Change	Like Qtr. Change	Full Year 2021	Full Year Change
Net interest income	$20	($5)	($2)	$86	($8)
Noninterest income	681	29	119	2,664	423
Total revenue	701	24	117	2,750	415
Noninterest expense	547	10	96	2,079	295
Segment net income	117	12	18	508	101
Performance ($ MM)					
Y-o-Y organic revenue growth	10.8%	(1.1%)	7.0%	11.0%	6.7%
Net acquired revenue	$62	($9)	$53	$186	$167
Performance based commissions	27	8	7	77	9
Adjusted EBITDA(1)	191	15	31	815	183
Adjusted EBITDA margin(1)	27.3%	1.3%	—	29.6	2.5%

Full Year and 4Q Commentary

- Strong operating performance continued in 4Q21 driven by Truist Insurance Holdings top talent, broad range of capabilities, and most diversified platform in the industry
- Market conditions remain positive with a growing economy, insurers adding exposures to their policies and a firm P&C pricing environment
- Revenue increased 20% versus like quarter and is up 18% full year
  - Organic revenue growth was 11% in 4Q and 2021
  - 4Q21 new business was up 16% vs. like quarter and 20% full year
  - Client retention remains strong and above last year in most lines of business
- Expenses were up 21% vs. like quarter and 17% for 2021
  - FY21 EBITDA margin expanded 250 bps driven by strong revenue growth, prudent expense control and growth due to acquisitions

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-3

Purchase accounting summary(1)

($ MM)

	As of/For the Quarter Ended				
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020
Loans and Leases(2)					
Beginning balance unamortized fair value mark	$ (1,540)	$ (1,777)	$ (2,067)	$ (2,395)	$ (2,676)
Accretion	217	233	285	316	356
Purchase accounting adjustments and other activity	—	4	5	12	(75)
Ending balance	$ (1,323)	$ (1,540)	$ (1,777)	$ (2,067)	$ (2,395)
Core deposit and other intangible assets					
Beginning balance	$ 2,930	$ 2,665	$ 2,825	$ 2,984	$ 2,840
Additions - acquisitions	647	418	—	14	320
Amortization	(143)	(145)	(142)	(144)	(172)
Amortization in net occupancy expense	(3)	(4)	(3)	(3)	(4)
Purchase accounting adjustments and other activity	(23)	(4)	(15)	(26)	—
Ending balance	$ 3,408	$ 2,930	$ 2,665	$ 2,825	$ 2,984
Deposits(3)					
Beginning balance unamortized fair value mark	$ (9)	$ (12)	$ (15)	$ (19)	$ (26)
Amortization	2	3	3	4	7
Ending balance	$ (7)	$ (9)	$ (12)	$ (15)	$ (19)
Long-Term Debt(3)					
Beginning balance unamortized fair value mark	$ (157)	$ (176)	$ (196)	$ (216)	$ (238)
Amortization	18	19	20	20	22
Ending balance	$ (139)	$ (157)	$ (176)	$ (196)	$ (216)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

TRUIST

A-4

A-5 M&A related financial impacts Purchase accounting accretion Amortization of intangibles Merger-related and restructuring charges Incremental operating expenses related to the merger 1Q21 $340 $144 $141 $175 2Q21 308 142 297 190 3Q21 255 145 172 191 4Q21 237 143 212 215 1Q22 210 140 160 260 2Q22 190 140 70 150 3Q22 180 140 30 80 4Q22 160 140 40 50 1Q23 140 130 No costs for the BBT / STI MOE No longer applicable and will not be in expense base 2Q23 130 120 3Q23 110 120 4Q23 100 120 FY 2021 $1,140 $574 $822 $771 FY 2022 740 560 300 540 FY 2023 480 490 N/A N/A ($ MM) 1 Compared to 2021, reflects lower core deposit intangible amortization, partially offset by higher amortization expense from Service Finance and Constellation acquisitions Amounts for future periods are based on Company projections 1

A-6 PPP details PPP Revenue ($ MM) PPP Yields (%) Average PPP ($ B) EOP PPP ($ B) PPP Contribution to NIM (bps) 2Q20 $55 2.6% $8.7 $12.0 0 3Q20 78 2.6 12.1 12.2 -1 4Q20 108 3.6 11.8 10.8 3 1Q21 132 5.3 10.0 10.1 6 2Q21 124 5.7 8.7 6.0 6 3Q21 85 7.2 4.7 3.5 5 4Q21 55 8.0 2.7 2.1 3 FY 2020 $241 3.0 $8.2 $10.8 0 FY 2021 395 6.1 6.5 2.1 5

A-7 Fee income reclassification – selected line items IB&T Commercial mortgage Other income SRE to IB&T LIHTC to other income 1Q20 $123 $36 ($3) $5 $3 2Q20 279 41 25 6 2 3Q20 254 42 106 9 4 4Q20 354 66 100 46 10 1Q21 346 33 75 6 4 2Q21 402 47 120 84 6 3Q21 316 54 140 15 9 4Q21 377 45 33 42 8 – In 4Q21, the Company reclassified certain structured real estate activity from commercial mortgage income to investment banking & trading income and certain LIHTC activity from commercial mortgage income to other income. Prior periods were reclassified to conform to the current presentation. Reclassified Fee Income Categories ($ MM) Amount Moved ($ MM)

A-8 1Q22–3Q22 preferred stock projected dividends 3ML = 3-month LIBOR. Estimates assume an average LIBOR rate of 0.17% for 1Q22-3Q22. Actual 3ML could vary significantly causing dividend payments to differ from the estimates shown above. Table may not foot due to rounding Truist Preferred Outstandings ($ MM) 1Q22 2Q22 3Q22 Series I $173 $1.7 $1.8 $1.8 Series J $102 1.0 1.0 1.0 Series L $750 — 18.9 6.7 Series M $500 — 12.8 — Series N $1,700 40.8 — 40.8 Series O $575 7.5 7.5 7.5 Series P $1,000 — 24.8 — Series Q $1,000 25.5 — 25.5 Series R $925 11.0 11.0 11.0 Estimated dividends based on current interest rates and amounts outstanding ($ MM) $87.6 $77.8 $94.4

Non-GAAP Reconciliations

Non-GAAP reconciliations

Diluted EPS

($ MM, except per share data, shares in thousands)

	Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Net income available to common shareholders - GAAP	$ 1,524	$ 1,616	$ 1,559	$ 1,334	$ 1,228	$ 6,033	$ 4,184
Merger-related and restructuring charges	163	132	228	108	237	631	660
Securities (gains) losses	—	—	—	—	—	—	(308)
Loss (gain) on early extinguishment of debt	—	—	(1)	(2)	—	(3)	180
Incremental operating expenses related to the merger	165	147	146	134	138	592	409
Charitable contribution	—	—	153	—	—	153	38
Professional fee accrual	—	23	—	—	—	23	—
Acceleration for cash flow hedge unwind	—	—	—	28	—	28	—
Net income available to common shareholders - adjusted	$ 1,852	$ 1,918	$ 2,085	$ 1,602	$ 1,603	$ 7,457	$ 5,163
Weighted average shares outstanding - diluted	1,343,029	1,346,854	1,349,492	1,358,932	1,361,763	1,349,378	1,358,289
Diluted EPS - GAAP	**$ 1.13**	**$ 1.20**	**$ 1.16**	**$ 0.98**	**$ 0.90**	**$ 4.47**	**$ 3.08**
Diluted EPS - adjusted[(1)]	**1.38**	**1.42**	**1.55**	**1.18**	**1.18**	**5.53**	**3.80**

(1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-10

Non-GAAP reconciliations

Efficiency ratio

($ MM)

	Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 2021	Dec. 2020
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,700	$ 3,795	$ 4,011	$ 3,610	$ 3,833	$ 15,116	$ 14,897
Merger-related and restructuring charges, net	(212)	(172)	(297)	(141)	(308)	(822)	(860)
Gain (loss) on early extinguishment of debt	1	—	—	3	—	4	(235)
Incremental operating expense related to the merger	(215)	(191)	(190)	(175)	(179)	(771)	(534)
Amortization of intangibles	(143)	(145)	(142)	(144)	(172)	(574)	(685)
Charitable contribution	—	—	(200)	—	—	(200)	(50)
Professional fee accrual	—	(30)	—	—	—	(30)	—
Acceleration for cash flow hedge unwind	—	—	—	(36)	—	(36)	—
Efficiency ratio numerator - adjusted	$ 3,131	$ 3,257	$ 3,182	$ 3,117	$ 3,174	$ 12,687	$ 12,533
Efficiency ratio denominator - revenue[1] - GAAP	$ 5,566	$ 5,598	$ 5,650	$ 5,482	$ 5,651	$ 22,296	$ 22,705
Taxable equivalent adjustment	24	28	28	28	28	108	125
Securities (gains) losses	—	—	—	—	—	—	(402)
Gains on divestiture of certain businesses	—	—	—	(37)	—	(37)	—
Efficiency ratio denominator - adjusted	$ 5,590	$ 5,626	$ 5,678	$ 5,473	$ 5,679	$ 22,367	$ 22,428
Efficiency ratio - GAAP	**66.5 %**	**67.8 %**	**71.0 %**	**65.8 %**	**67.8 %**	**67.8 %**	**65.6 %**
Efficiency ratio - adjusted[2]	**56.0**	**57.9**	**56.1**	**56.9**	**55.9**	**56.7**	**55.9**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-11

Non-GAAP reconciliations

Pre-provision net revenue

($ MM)

	Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Net income	$ 1,602	$ 1,704	$ 1,658	$ 1,473	$ 1,330	$ 6,437	$ 4,492
Provision for credit losses	(103)	(324)	(434)	48	177	(813)	2,335
Provision for income taxes	367	423	415	351	311	1,556	981
Taxable-equivalent adjustment	24	28	28	28	28	108	125
Pre-provision net revenue[1][2]	**$ 1,890**	**$ 1,831**	**$ 1,667**	**$ 1,900**	**$ 1,846**	**$ 7,288**	**$ 7,933**
PPNR	$ 1,890	$ 1,831	$ 1,667	$ 1,900	$ 1,846	$ 7,288	$ 7,933
Merger-related and restructuring charges, net	212	172	297	141	308	822	860
Gain (loss) on early extinguishment of debt	(1)	—	—	(3)	—	(4)	235
Incremental operating expense related to the merger	215	191	190	175	179	771	534
Amortization of intangibles	143	145	142	144	172	574	685
Charitable contribution	—	—	200	—	—	200	50
Professional fee accrual	—	30	—	—	—	30	—
Acceleration for cash flow hedge unwind	—	—	—	36	—	36	—
Securities (gains) losses	—	—	—	—	—	—	(402)
Gains on divestiture of certain businesses	—	—	—	(37)	—	(37)	—
Pre-provision net revenue - adjusted[1][2]	**$ 2,459**	**$ 2,369**	**$ 2,496**	**$ 2,356**	**$ 2,505**	**$ 9,680**	**$ 9,895**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-12

Non-GAAP reconciliations

Return on average assets

($ MM)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Net income - GAAP	$ 1,602	$ 1,704	$ 1,658	$ 1,473	$ 1,330	$ 6,437	$ 4,492
Merger-related and restructuring charges	163	132	228	108	237	631	660
Securities (gains) losses	—	—	—	—	—	—	(308)
Loss (gain) on early extinguishment of debt	—	—	(1)	(2)	—	(3)	180
Incremental operating expenses related to the merger	165	147	146	134	138	592	409
Charitable contribution	—	—	153	—	—	153	38
Professional fee accrual	—	23	—	—	—	23	—
Acceleration for cash flow hedge unwind	—	—	—	28	—	28	—
Numerator - adjusted[(1)]	$ 1,930	$ 2,006	$ 2,184	$ 1,741	$ 1,705	$ 7,861	$ 5,471
Average assets	$ 534,911	$ 526,685	$ 518,774	$ 508,833	$ 503,181	$ 522,385	$ 499,085
Return on average assets - GAAP	**1.19 %**	**1.28 %**	**1.28 %**	**1.17 %**	**1.05 %**	**1.23 %**	**0.90 %**
Return on average assets - adjusted	**1.43**	**1.51**	**1.69**	**1.39**	**1.35**	**1.50**	**1.10**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-13

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ MM, except per share data, shares in thousands)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Common shareholders' equity	$ 62,598	$ 62,227	$ 61,663	$ 60,752	$ 62,759	$ 62,598	$ 62,759
Less: Intangible assets, net of deferred taxes	28,772	27,066	26,296	26,413	26,629	28,772	26,629
Tangible common shareholders' equity(1)	$ 33,826	$ 35,161	$ 35,367	$ 34,339	$ 36,130	$ 35,215	$ 36,130
Outstanding shares at end of period	1,327,818	1,334,892	1,334,770	1,344,845	1,348,961	1,327,818	1,348,961
Common shareholders' equity per common share	**$ 47.14**	**$ 46.62**	**$ 46.20**	**$ 45.17**	**$ 46.52**	**$ 47.14**	**$ 46.52**
Tangible common shareholders' equity per common share(1)	**25.47**	**26.34**	**26.50**	**25.53**	**26.78**	**25.47**	**26.78**
Net income available to common shareholders	$ 1,524	$ 1,616	$ 1,559	$ 1,334	$ 1,228	$ 6,033	$ 4,184
Plus amortization of intangibles, net of tax	110	113	107	111	131	441	524
Tangible net income available to common shareholders(1)	$ 1,634	$ 1,729	$ 1,666	$ 1,445	$ 1,359	$ 6,474	$ 4,708
Average common shareholders' equity	$ 61,807	$ 62,680	$ 61,709	$ 62,252	$ 61,991	$ 62,112	$ 61,379
Less: Average intangible assets, net of deferred taxes	27,523	27,149	26,366	26,535	25,930	26,897	26,122
Average tangible common shareholders' equity(1)	$ 34,284	$ 35,531	$ 35,343	$ 35,717	$ 36,061	$ 35,215	$ 35,257
Return on average common shareholders' equity	**9.8 %**	**10.2 %**	**10.1 %**	**8.7 %**	**7.9 %**	**9.7 %**	**6.8 %**
Return on average tangible common shareholders' equity(1)	**18.9**	**19.3**	**18.9**	**16.4**	**15.0**	**18.4**	**13.4**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess the quality of capital and returns relative to balance sheet risk.These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-14

Non-GAAP reconciliations

Return on average common equity and average tangible common equity

($ MM)

	As of / Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Net income available to common shareholders - GAAP	$ 1,524	$ 1,616	$ 1,559	$ 1,334	$ 1,228	$ 6,033	$ 4,184
Merger-related and restructuring charges	163	132	228	108	237	631	660
Securities (gains) losses	—	—	—	—	—	—	(308)
Loss (gain) on early extinguishment of debt	—	—	(1)	(2)	—	(3)	180
Incremental operating expenses related to the merger	165	147	146	134	138	592	409
Charitable contribution	—	—	153	—	—	153	38
Professional fee accrual	—	23	—	—	—	23	—
Acceleration for cash flow hedge unwind	—	—	—	28	—	28	—
Net income available to common shareholders - adjusted	1,852	1,918	2,085	1,602	1,603	7,457	5,163
Amortization	110	113	107	111	131	441	524
Net income available to common shareholders - tangible adjusted	$ 1,962	$ 2,031	$ 2,192	$ 1,713	$ 1,734	$ 7,898	$ 5,687
Average common shareholders' equity	$ 61,807	$ 62,680	$ 61,709	$ 62,252	$ 61,991	$ 62,112	$ 61,379
Plus: Estimated impact of adjustments on denominator	164	151	263	134	187	712	490
Average common shareholders' equity - adjusted	61,971	62,831	61,972	62,386	62,178	62,824	61,869
Less: Average intangible assets	27,523	27,149	26,366	26,535	25,930	26,897	26,122
Average tangible common shareholders' equity - adjusted	$ 34,448	$ 35,682	$ 35,606	$ 35,851	$ 36,248	$ 35,927	$ 35,747
Return on average common shareholders equity - GAAP	**9.8 %**	**10.2 %**	**10.1 %**	**8.7 %**	**7.9 %**	**9.7 %**	**6.8 %**
Return on average common shareholders equity - adjusted	**11.9 %**	**12.1 %**	**13.5 %**	**10.4 %**	**10.3 %**	**11.9 %**	**8.3 %**
Return on average tangible common shareholders equity - adjusted	**22.6**	**22.6**	**24.7**	**19.4**	**19.0**	**22.0**	**15.9**

(1) The adjusted performance ratios, including adjusted return on average assets, adjusted return on average common shareholders' equity, and adjusted return on average tangible common shareholders' equity, are non-GAAP in that they exclude merger-related and restructuring charges, selected items, and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-15

Non-GAAP reconciliations

Core NIM

($ MM)

	Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Net interest income - GAAP	$ 3,243	$ 3,233	$ 3,245	$ 3,285	$ 3,366	$ 13,006	$ 13,826
Taxable-equivalent adjustment	24	28	28	28	28	108	125
Net interest income - taxable-equivalent	3,267	3,261	3,273	3,313	3,394	13,114	13,951
Accretion of mark on acquired loans	(217)	(233)	(285)	(316)	(356)	(1,051)	(1,617)
Accretion of mark on acquired liabilities	(20)	(22)	(23)	(24)	(29)	(89)	(153)
Accretion of mark on securities acquired from FDIC	—	—	—	—	—	—	(6)
Net interest income - core[(1)]	$ 3,030	$ 3,006	$ 2,965	$ 2,973	$ 3,009	$ 11,974	$ 12,175
Average earning assets - GAAP	$ 470,885	$ 461,750	$ 455,265	$ 443,946	$ 438,666	$ 458,045	$ 433,623
Average balance - mark on acquired loans	1,449	1,658	1,947	2,263	2,550	1,827	3,139
Average balance - mark on securities acquired from FDIC	—	—	—	—	—	—	158
Average earning assets - core[(1)]	$ 472,334	$ 463,408	$ 457,212	$ 446,209	$ 441,216	$ 459,872	$ 436,920
Annualized net interest margin:							
Reported - taxable-equivalent	**2.76 %**	**2.81 %**	**2.88 %**	**3.01 %**	**3.08 %**	**2.86 %**	**3.22 %**
Core[(1)]	**2.55**	**2.58**	**2.60**	**2.69**	**2.72**	**2.60**	**2.79**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial Bank acquisition and b) loans, deposits and long-term debt from SunTrust and other acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-16

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ MM)

	Quarter Ended					Year Ended	
	Dec. 31 2021	Sept. 30 2021	June 30 2021	March 31 2021	Dec. 31 2020	Dec. 31 2021	Dec. 31 2020
Segment net interest income	$ 20	$ 25	$ 21	$ 20	$ 22	$ 86	$ 94
Noninterest income	681	652	698	633	562	2,664	2,241
Total revenue	$ 701	$ 677	$ 719	$ 653	$ 584	$ 2,750	$ 2,335
Segment net income (loss) - GAAP	$ 117	$ 105	$ 156	$ 130	$ 99	$ 508	$ 407
Provision (benefit) for income taxes	38	34	49	42	32	163	135
Depreciation & amortization	24	32	26	28	21	110	76
EBITDA	179	171	231	200	152	781	618
Merger-related and restructuring charges, net	8	2	13	4	8	27	14
Incremental operating expenses related to the merger	4	3	—	—	—	7	—
Adjusted EBITDA[(1)]	$ 191	$ 176	$ 244	$ 204	$ 160	$ 815	$ 632
Adjusted EBITDA[(1)] margin	**27.3 %**	**26.0 %**	**33.9 %**	**31.2 %**	**27.3 %**	**29.6 %**	**27.1 %**

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation and amortization to net income. Truist's management also adds back merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-17

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